Exhibit 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), John C. Hellmann and Timothy J. Gallagher, President and Chief Executive Officer and Chief Financial Officer, respectively, of Genesee & Wyoming Inc., certify that (i) the Quarterly Report on Form 10-Q for the three months ended September 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Genesee & Wyoming Inc.

/s/ John C. Hellmann
John C. Hellmann
President and Chief Executive Officer
Date: November 6, 2009

/s/ Timothy J. Gallagher
Timothy J. Gallagher
Chief Financial Officer
Date: November 6, 2009